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
         FOR IMMEDIATE RELEASE
         Contact: MARK C. LAYTON                             PRESTON F. KIRK, APR
         Senior Partner and Chief Executive Officer          Michael A. Burns & Associates
         or THOMAS J. MADDEN                                 (830) 693-4447
         Senior Partner and Chief Financial Officer          kirk@281.com
         (972) 881-2900
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         PFSWEB ANNOUNCES $3.4 MILLION PRIVATE PLACEMENT OF COMMON STOCK


PLANO, TEXAS (NOVEMBER 7, 2003) -- PFSweb, Inc. (NASDAQ: PFSW), a leading provider of business process outsourcing solutions for traditional and e-commerce strategies, announced today that it has sold to certain institutional investors 1,581,944 shares of common stock at $2.16 per share in a private placement, resulting in gross proceeds of approximately $3.4 million. After deducting commissions and expenses the net proceeds are approximately $3.2 million. The investors also received a one-year warrant to purchase 525,692 shares of common stock at an exercise prices of $3.25 per share and a four-year warrant to purchase 395,486 shares of common stock at an exercise price of $3.30 per share. Bluffview Capital, LP served as a placement agent in the transaction.

"We believe this transaction further strengthens PFSweb's already solid financial and cash position," said Thomas J. Madden, Senior Partner and Chief Financial Officer. "We are pleased that our improved financial performance and increased share price in the current year have enabled us to attract additional investor interest in PFSweb. We believe our strong balance sheet, our world class service offerings and our improved financial performance in the current year clearly position us to capitalize on the opportunities ahead."

The securities sold in this private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. However, PFSweb has agreed to file a registration statement within 30 days for the resale of the shares of the common stock, including all shares of common stock underlying the warrants. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

PFSweb provides services to Fortune 1000, Global 2000 and brand named companies in North America and Europe including such clients as International Business Machines (NYSE: IBM), Adaptec (Nasdaq: ADPT), the U.S. Mint, Avaya Communication (NYSE: AV), Lancome, a cosmetics division of L'Oreal International (ADR: LORLY), Xerox (NYSE: XRX), Thomson multimedia (NYSE: TMS), Pharmacia&Upjohn (NYSE: PHA), Nokia (NYSE: NOK), Hewlett-Packard (NYSE: HWP), Smithsonian Business Ventures and Roots

ABOUT PFSWEB, INC.

PFSweb provides comprehensive outsourcing solutions to provide proven, fast and secure business infrastructure to enable traditional and e-commerce strategies. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb solutions include: professional consulting services, e-marketplace logistics, order management, web-enabled customer contact centers, customer relationship management, international distribution and fulfillment services, reverse logistics, billing and collection services, kitting and assembly services and ERP information interfacing utilizing its Entente Suite(SM).



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The matters discussed in this news release (except for historical information)
and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; our ability to file an effective registration statement for the private placement; and whether warrants sold in the private placement will be exercised in the future. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Form 10-K for the year ended December 31, 2002.

In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our web-site at www.pfsweb.com. The PFSweb web-site is not part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.


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